SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 16, 2007
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)

120 South Central Avenue, Suite 1700, Clayton, Missouri	63105

(Address of principal executive offices)	(Zip Code)
(314) 721-4242

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Separation Agreement and Release
Press Release
Press Release

SPARTECH CORPORATION
FORM 8-K
Item 1.01. Entry into a Material Definitive Agreement.
(a) Effective July 16, 2007 Spartech Corporation entered into a Separation Agreement and Release with its former President and CEO, George A. Abd, who resigned effective July 16, 2007. The Separation Agreement and Release had been prepared by Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel to the independent directors, and approved by the Company’s Board of Directors. The Separation Agreement and Release is attached as Exhibit 1.01 to this Form 8-K.
Pursuant to the Separation Agreement and Release, assuming it is not rescinded by Mr. Abd during a rescission period ending July 20, 2007:
(i)	Mr. Abd resigned as an officer and director of Spartech effective July 16, 2007 but will remain as an employee for a transition period of 90 days at a salary of $250,000 annually. Any performance bonus due to Mr. Abd for fiscal 2007 will be determined by the Board after the end of the fiscal year, as it deems appropriate.

(ii)	For 24 months after the termination of his employment, Spartech will continue payments of Mr. Abd’s previous base salary of $750,000 annually and make payments in lieu of any bonus due in the aggregate of $723,870, which is two times the average annual bonus paid to him for the previous three fiscal years. Payments will be made monthly, except that payments otherwise due during the six months following the termination date will be suspended and paid after the end of the six month period.

(iii)	In accordance with the terms of the applicable stock option plans and agreements, 168,687 vested stock options will be exercisable until the termination of Mr. Abd’s employment, and an additional 32,250 vested stock options expiring within three years of the termination date will remain exercisable until their stated expiration dates.

(iv)	Spartech will transfer to Mr. Abd a universal life insurance policy currently owned and maintained by Spartech Polycom, consistent with an insurance plan for former Polycom employees instituted prior to Spartech’s 1998 acquisition of Polycom. Mr. Abd will be permitted to retain coverage under Spartech’s group health and life insurance plans for up to 42 months, at Mr. Abd’s expense.
To the extent the above payments are subject to tax withholding, the Company will withhold applicable taxes from such payments.
The Separation Agreement and Release also includes a full release of the Company by Mr. Abd, and covenants by Mr. Abd not to compete with Spartech for one year or to solicit its employees or assist any attempt at a hostile takeover of Spartech for a period of two years.
Item 1.02. Termination of a Material Definitive Agreement.
On July 20, 2007, when Mr. Abd’s Separation Agreement and Release becomes non-terminable, Mr. Abd’s Severance and Noncompetition Agreement dated effective March 7, 2006 will terminate.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 16, 2007 George A. Abd resigned as President and Chief Executive Officer of Spartech Corporation, and as a member of its Board of Directors.
(c) On July 16, 2007 the Board of Directors elected Randy C. Martin as President and Chief Executive Officer of Spartech Corporation, to serve on an interim basis pending the appointment of a permanent successor to Mr. Abd as President and Chief Executive Officer. Mr. Martin will remain as Chief Financial Officer of Spartech during this period. Mr. Martin, age 44, joined Spartech in 1995 as Corporate Controller, and has been Spartech’s Chief Financial Officer since 1996; he became a Vice President in 1996 and an Executive Vice President in 2000. In addition to his financial responsibilities, Mr. Martin has served in various executive management capacities, most recently as Executive Vice President Corporate Development, and was a member of Spartech’s Board of Directors from 2001 to 2006. Mr. Martin has no employment agreement with Spartech but is a party, as are most of Spartech’s other executive officers, to a Severance and Noncompetition Agreement with Spartech dated effective March 7, 2006. Mr. Martin has no family relationship with any other officer or director of Spartech and neither he nor any family member has engaged in any transaction with the Corporation other than within the normal scope of his employment by the Corporation.
A copy of the Press Release announcing the above events is provided as Exhibit 99.1 to this Form 8-K.
Item 8.01. Other Events
On July 16, 2007 the Company issued a Press Release announcing revised earnings guidance for fiscal 2007. A copy of the Press Release is provided as Exhibit 99.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

Exhibit
Number	Description

1.01	Separation Agreement and Release effective July 16, 2007.

99.1	Press Release announcing the resignation of George A. Abd and the election of Randy C. Martin as President and Chief Executive Officer of the Company.

99.2	Press Release announcing revised earnings guidance for fiscal 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date July 16, 2007	By	/s/ Jeffrey D. Fisher
Jeffrey D. Fisher
Senior Vice President, General Counsel and Secretary